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                                   21 March 1997




VIA HAND DELIVERY
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Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah 84111

Zions Institutional Capital Trust A
c/o Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah 84111




Ladies and Gentlemen:

     We have acted as special Utah counsel for Zions Bancorporation, a Utah corporation (the "HOLDING COMPANY") and Zions Institutional Capital Trust A, a Delaware business trust (the "TRUST"), and are rendering this opinion in connection with the registration under the Securities Act of 1933 (the "ACT") of $200,000,000 aggregate liquidation amount of 8.536% Capital Securities, Series A (the "CAPITAL SECURITIES") of Zions Institutional Capital Trust A, to be guaranteed (the "ZIONS BANK GUARANTEE") to the extent set forth in the New Guarantee Agreement to be executed and delivered by Zions First National Bank, a national banking association ("ZIONS BANK"), for the benefit of holders from time to time of the Capital Securities, and the guarantees by the Holding Company with respect to: (i) $200,000,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures, Series A (the "DEBT SECURITIES") of Zions Bank (the "NEW DEBENTURE GUARANTEE"), and (ii) the Zions Bank Guarantee (the "NEW PARENT GUARANTEE") (the New Debenture Guarantee and the New Parent Guarantee are referred to collectively herein as the "NEW GUARANTEES").

     Capitalized terms used herein without definition shall have the meaning set forth for such terms in Amendment No. 1 to the Registration Statement on Form S-4 as proposed to be filed by the Holding Company and the Trust with the U.S. Securities and Exchange Commission (the "SEC") on or about 21 March 1997 (the "REGISTRATION STATEMENT").

     In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the Registration Statement, the Prospectus, the Trust
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Zions Bancorporation
Zions Institutional Capital Trust A
21 March 1997
Page 2
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Agreement, including the exhibits thereto, the Exchange Offer, the Indenture, the form of the Debt Securities, the Old Securities, the Guarantee Agreement, the forms of the Trust Securities, the forms of the New Guarantees, the Purchase Agreement, the Registration Rights Agreement, the Expense Agreement, the Resolutions of the Holding Company and the Resolutions of Zions Bank (collectively the "TRANSACTION DOCUMENTS").

     In our examination of the Transaction Documents, we have assumed, with your consent, all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all Transaction Documents have been or will be duly executed to the extent required by all parties thereto other than the Holding Company, the Trust and Zions Bank, that all representations and statements set forth in such Transaction Documents are true, correct and complete, and that all obligations imposed by any such Transaction Documents on the parties thereto are enforceable against all parties thereto other than the Holding Company, Zions Bank or the Trust, and have been or will be performed or satisfied by all such parties, in accordance with their terms.

     Although we have reviewed the Transaction Documents, and have made such inquiries as we deem appropriate under the circumstances, we have not verified independently the existence or absence of all of the facts set forth in each such Transaction Document. Our opinion, as set forth herein, is subject to the following further qualifications:

     (1)  The enforceability of all Transaction Documents referred to herein is
(i) limited by and subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws and by any other legal or equitable limitations affecting the enforcement of creditors' rights from time to time, and (ii) subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (2) No opinion is expressed as to whether any indemnification or contribution provision will be enforceable.

     (3) No opinion is expressed as to the enforceability of (i) self-help or choice of law provisions, (ii) provisions which purport to establish evidentiary standards, (iii) provisions relating to the waiver of remedies (or the delay or omission of enforcement thereof), liability limitations with respect to third parties, or liquidated damages, or (iv) provisions which govern or afford judicial discretion regarding the determination of damages or the entitlement to attorneys' fees or costs.

     (4) This opinion speaks only as of its date and you understand that this firm has no obligation to advise you of any changes of law or fact that occur after the date of this opinion, even if the change may affect the legal analysis, a legal conclusion or any informational confirmation in this opinion.
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Zions Bancorporation
Zions Institutional Capital Trust A
21 March 1997
Page 3
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     As to certain facts material to the opinions expressed herein, we have relied, without investigation or independent verification, upon oral or written statements and representations of the Holding Company and Zions Bank.

     Members of our firm are admitted to the Bar in the State of Utah. With your permission, in connection with our opinion with respect to certain matters set forth in our opinion, we are relying as to all matters of New York law upon the opinion of Sullivan & Cromwell rendered by it on the date hereof. We do not express any opinion herein as to the laws of any other jurisdiction, including United States federal laws and the rules and regulations currently promulgated thereunder. Our opinion is rendered only with respect to Utah laws (excluding the securities laws of the State of Utah) and rules, regulations and orders thereunder that are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Utah as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when:

           (i) the Registration Statement relating to the Capital Securities and the New Guarantees has become effective under the Act;

          (ii) the New Guarantee Agreement, relating to the Zions Bank Guarantee and the New Parent Guarantee, has been duly executed and delivered;

          (iii) the Capital Securities have been duly executed in accordance with the Amended and Restated Trust Agreement of the Trust and issued and delivered as contemplated in the Registration Statement;

          (iv) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered, and the New Guarantees with respect thereto have been duly endorsed thereon as contemplated in the Registration Statement;

the New Guarantees will constitute valid and legally binding obligations of the Holding Company.

     We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the use of this firm's name under the heading "Validity of New Capital Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that this firm comes within the category of Persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the SEC thereunder.
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Zions Bancorporation
Zions Institutional Capital Trust A
21 March 1997
Page 4
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     Sullivan & Cromwell may rely on this opinion as if it were addressed to it for purposes of rendering its opinion dated the date hereof with respect to the New Guarantees and the Debt Securities. Our opinions cannot be relied upon if any of the facts contained in the documents that we have examined, including the opinions of Richards, Layton & Finger and Sullivan & Cromwell, or if any of the assumptions that we have made, is, or later becomes, inaccurate.

     Finally, our opinion is limited to those matters specifically identified herein, and we have not been asked to address, nor have we addressed, any other matters relating to the Registration Agreement, the Prospectus or the Exchange Offer.

     This opinion is furnished to each of you solely for your benefit in connection with the filing of the Registration Statement and, except as otherwise set forth herein, may not be relied upon by any other person and is not be used, circulated, quoted or otherwise referred to, for any other purpose without our express prior written permission.


                                             Very truly yours,

                                             CALLISTER NEBEKER & McCULLOUGH
                                             A Professional Corporation





cc: Patrick Brown, Esq.
    Dale M. Gibbons